SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2004

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-17781	77-0181864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Number	Exhibit

99.1	Press Release issued by Sunrise Telecom Incorporated on January 29, 2004.

Item 12. Results of Operations and Financial Condition

On January 29, 2004, we issued a press release and are holding a conference call regarding our financial results for the quarter and year ended December 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report. We are making forward-looking statements regarding our first quarter 2004 sales in the press release and during the conference call.

In accordance with General Instruction B.6, the information in this Current Report on Form 8-K, including exhibit 99.1, shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: January 29, 2004	By:	/s/ PAUL A. MARSHALL
Paul A. Marshall Chief Operating Officer and Acting Chief Financial Officer

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EXHIBIT 99.1

At Sunrise Telecom Incorporated

Paul Marshall

Acting Chief Financial Officer

(408) 363-8000

For Immediate Release

Sunrise Telecom Reports $20.4 Million Sales and $2.0 Million Earnings for Fourth Quarter 2003

- Backlog at $6.4 million -
- Board of Directors institutes annual dividend; $0.05 per share declared for 2004-
- First quarter 2004 sales projected between $12 and 15 million -

SAN JOSE, CA, January 29, 2004-Sunrise Telecom Incorporated (Nasdaq: SRTI), a leading provider of service verification equipment for the telecommunications and cable broadband industries, reported sales for the fourth quarter of 2003 of $20.4 million, compared with $12.3 million in the third quarter of 2003 and $16.5 million in the prior year fourth quarter. Diluted net income per share was $0.04, compared with a net loss of $0.03 per share last quarter and with $0.00 per share for the fourth quarter of 2002. At quarter end, backlog decreased to $6.4 million, compared with $7.5 million at the end of the third quarter of 2003 and $4.4 million at the end of the fourth quarter of 2002.

Sales for the full year 2003 were $54.9 million, compared with $54.3 million for 2002. Net loss per share for 2003 was $0.08 compared with a net loss per share of $0.10 in 2002. Cash generated by operations for the year was $5.8 million.  That positive cash flow, combined with a stable to improving outlook, recently enacted favorable tax laws, the company's cash position, and anticipated needs for cash led the Board of Directors to institute an annual dividend for the company, declaring a $2.5 million, or $0.05 per share, cash dividend to be paid to shareholders of record as of February 10, 2004.

" We experienced a phenomenal order rate at the end of the third quarter," stated Paul Chang, President & CEO of Sunrise Telecom. "It stayed strong right through the end of the year. I'm really proud of our production and sales people who worked closely together and prepared well for some large, late orders, delivering products prior to the end of the fiscal year to satisfy the needs of our customers. Our SunSet MTT led the way in configurations optimized for DSL Internet service deployment by field technicians. The MTT has established a new standard of modularity and lightweight utility for the field technician handling today's broad basket of services. We see interesting new opportunities for it in 2004. "

Outlook

The company expects sales of $12 to $15 million in the first quarter on the strength of year-end backlog. In general, the company's telecom and cable TV customers' networks and services remain in flux, creating new needs for service verification and diagnostic solutions. The company sees opportunity in Internet Protocol services, business data services, fiber to the home roll out, digital network capacity expansions, wireless service evolution, wave-division maintenance needs in the metropolitan network, and network technician redeployment.  This opportunity leads to a stable to improving outlook.

Conference Call

Sunrise Telecom will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), during which President and Chief Executive Officer, Paul Chang, and Acting Chief Financial Officer, Paul Marshall, will further discuss these results and our outlook. To listen to the call, please dial (800) 915-4836 at least five minutes prior to the start. This call can also be accessed via web cast at the Investors/Governance section of the company's Web site at www.sunrisetelecom.com. A web replay will also be available for at least two weeks at this same web address.

SUMMARY OF FINANCIAL RESULTS

(In thousands, except per share data, unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31, 2003	September 30, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Net Sales	$20,444	$12,388	$16,461	$54,949	$54,333
Operating income (loss)	$2,822	$(2,026)	$(178)	$(7,220)	$(9,227)
Net income (loss)	$1,974	$(1,276)	$(6)	$(3,870)	$(4,999)
Diluted EPS	$0.04	$(0.03)	$-	$(0.08)	$(0.10)

Shares outstanding (diluted)	50,913	49,819	49,459	49,750	49,854

About Sunrise Telecom Incorporated

Sunrise Telecom Incorporated manufactures and markets service verification equipment to pre-qualify, verify, and diagnose telecommunications, cable broadband, and Internet networks. The company's products offer broad functionality, leading-edge technology, and compact size to test a variety of new broadband services. These services include wireline access (including DSL), fiber optics, cable TV, cable modem, and signaling networks. The company's products are designed to maximize technicians' effectiveness in the field and to provide realistic network simulations for equipment manufacturers to test their products. The company was founded in 1991 and is based in San Jose, California. The company distributes its products throughout six continents through a network of sales representatives, distributors, and a direct sales force. For more information, visit the company's Web site at www.sunrisetelecom.com.

Sunrise Telecom, SUNSET, and SunSet MTT are registered trademarks of Sunrise Telecom Incorporated. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including sales estimates for the first quarter of 2004, within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to safe harbor provisions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause results to differ include the following: the company's ability to manage growth and slowdowns; deferred or lost sales resulting from order cancellations or order changes; deferred or lost sales resulting from the company's lengthy sales cycle; a lack of acceptability or slower than anticipated acceptability for the company's new products and modules; slower than anticipated or poor integration of the operations of acquired entities and businesses; unanticipated delays in product delivery schedules; the uncertain impact of the cost cutting measures the company has taken to date and those that the company may take in the future; unanticipated difficulties associated with international operations; increased competitive pressures; rapid technological change within the telecommunications industry; the company's dependence on a limited number of major customers; the company's dependence on limited source suppliers; a sustained slowdown in the growth of the telecommunications industry; and the loss of key personnel. These risks and uncertainties are described in more detail in the company's reports filed with the Securities and Exchange Commission, including, but not limited to, the company's Form 10-K for the year ended December 31, 2002, and the company's Forms 10-Q for the quarters ended March 31, June 30, and September 30, 2003. The company assumes no obligation to update the forward-looking statements included in this press release.

-Financial Tables Following-

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	December 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$39,885	$36,440
Marketable securities	-	1,023
Accounts receivable, net	13,112	13,019
Inventories	7,286	8,143
Prepaid expenses and other assets	577	708
Income taxes receivable	-	348
Deferred tax assets	5,604	4,746

Total current assets	66,646	64,427
Property and equipment, net	26,929	28,126
Restricted cash	106	106
Marketable Securities	2,133	-
Goodwill	12,815	12,656
Intangible assets, net	5,869	8,754
Deferred tax assets	1,660	2,331
Loan to related party	-	1,051
Other assets	631	1,470

Total assets	$116,607	$118,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of notes payable	$344	$410
Accounts payable	1,729	1,869
Other accrued expenses	8,979	8,296
Income taxes payable	23	-
Deferred revenue	660	1,081

Total current liabilities	11,735	11,656

Notes payable, less current portion	1,133	1,177
Deferred revenue	178	314
Other liabilities	4	5
Stockholders' equity:
Common stock, $0.001 par value per share; 175,000,000 shares authorized; 51,827,926 and 51,233,309 shares issued as of December 31, 2003 and December 31, 2002, respectively; 50,076,047 and 49,477,609 shares outstanding as of December 31, 2003 and December 31, 2002, respectively	50	49
Additional paid-in capital	69,099	68,462
Deferred stock-based compensation	(266)	(2,124)
Retained earnings	33,293	39,158
Accumulated other comprehensive income	1,381	224

Total stockholders' equity	103,557	105,769

Total liabilities and stockholders' equity	$116,607	$118,921

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net sales	$20,444	$16,461	$54,949	$54,333
Cost of sales	6,335	5,854	19,304	18,605

Gross profit	14,109	10,607	35,645	35,728

Operating expenses:
Research and development	4,063	3,842	16,087	16,741
Selling and marketing	4,656	4,382	16,964	16,768
General and administrative	2,568	2,561	9,814	11,446

Total operating expenses	11,287	10,785	42,865	44,955

Income (loss) from operations	2,822	(178)	(7,220)	(9,227)
Other income, net	413	167	875	895

Income (loss) before income taxes	3,235	(11)	(6,345)	(8,332)
Income tax expense (benefit)	1,261	(5)	(2,475)	(3,333)

Net income (loss)	$1,974	$(6)	$(3,870)	$(4,999)

Income (loss) per share:
Basic	$0.04	$-	$(0.08)	$(0.10)

Diluted	$0.04	$-	$(0.08)	$(0.10)

Shares used in per share computation:
Basic	49,999	49,459	49,750	49,854

Diluted	50,913	49,459	49,750	49,854

SUNRISE TELECOM INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Twelve Months Ended December 31
	2003	2002
Cash flows from operating activities:
Net loss	$(3,870)	$(4,999)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,853	7,164
Amortization of deferred stock-based compensation	1,800	1,861
Provision for losses on accounts receivable	117	1,411
Loss on disposal of property and equipment	414	309
Purchased in-process research and development	37	-
Deferred income taxes	(568)	(2,458)
Changes in operating assets and liabilities (net of acquisition balances):
Accounts receivable	(51)	(386)
Inventories	(8)	439
Prepaid expenses and other assets	(147)	(110)
Accounts payable and accrued expenses	433	(1,864)
Income taxes receivable and payable	350	(1,286)
Deferred revenue	(557)	626

Net cash provided by operating activities	5,803	707

Cash flows from investing activities:
Purchase of long-term investment	-	(4)
Purchases of marketable securities	-	(3,311)
Sales of marketable securities	1,036	5,742
Capital expenditures	(2,517)	(2,514)
Acquisitions of businesses, net of cash acquired	(554)	(8,552)
Loan to related party	-	(1,050)
Repayment of loan to related party	1,050	-

Net cash used in investing activities	(985)	(9,689)

Cash flows from financing activities:
Increase in restricted cash	-	(106)
Net proceeds from (payments on) short-term borrowings	1	(49)
Proceeds from notes payable	41	273
Payments on notes payable	(440)	(517)
Repurchase of common stock	-	(4,206)
Dividends paid	(1,994)	-
Net proceeds from issuance of common stock	437	727
Proceeds from exercise of stock options	278	166

Net cash used in financing activities	(1,677)	(3,712)

Effect of exchange rate changes on cash and cash equivalents	304	421

Net increase (decrease) in cash and cash equivalents	3,445	(12,273)
Cash and cash equivalents at the beginning of the period	36,440	48,713

Cash and cash equivalents at the end of the period	$39,885	$36,440

SUNRISE TELECOM INCORPORATED

DETAILS OF NET SALES

(In thousands, unaudited)

	Three Months Ended
	December 31, 2003		September 30, 2003		December 31, 2002
By Product:
Wire line access	$10,301	50%	$4,410	36%	$6,541	40%
Fiber optics	4,573	22%	3,253	26%	3,510	21%
Cable	4,415	22%	3,990	32%	5,829	35%
Signaling	1,142	6%	543	5%	469	3%
Other	13	0%	142	1%	112	1%

	$20,444	100%	$12,338	100%	$16,461	100%

	Three Months Ended
	December 31, 2003		September 30, 2003		December 31, 2002
By Region:
North America (United States and Canada)	$13,354	65%	$8,010	65%	$11,399	69%
Asia/Pacific	4,038	20%	2,274	18%	2,927	18%
Europe/Africa/Middle East	2,470	12%	1,954	16%	1,876	11%
Latin America	582	3%	100	1%	259	2%

	$20,444	100%	$12,338	100%	$16,461	100%

SUNRISE TELECOM INCORPORATED

SUMMARY OF CERTAIN NONCASH EXPENSES

(In thousands, unaudited)

The following expenses have been included in the appropriate lines of Sunrise Telecom Incorporated's Condensed Consolidated Statements of Operations, as is required by accounting principles generally accepted in the United States of America.

	Three Months Ended		Twelve Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Amortization of deferred stock-based compensation:
Included in cost of sales	$61	$69	$267	$285
Included in research and development	102	105	628	701
Included in selling and marketing	73	155	534	635
Included in general and administrative	78	(35)	371	240

	$314	$294	$1,800	$1,861

Amortization of acquisition-related intangible assets included in general and administrative	$740	$874	$3,253	$3,334

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